Exhibit 99.1


SkyTerra Communications, Inc.          Contact:
19 West 44th Street, Suite 507         Robert Lewis
New York, New York 10036               Senior Vice President and General Counsel
                                       212-730-7540
                                       info@skyterracom.com

--------------------------------------------------------------------------------


                         SKYTERRA COMMUNICATIONS REPORTS
                           FIRST QUARTER 2004 RESULTS


New York, NY May 18, 2004 - SkyTerra Communications, Inc. (OTC: SKYT) today reported a loss from operations for the first quarter ended March 31, 2004 of $(1.7) million or $(0.11) per share, which compares to $(1.9) million or $(0.12) per share for the first quarter of 2003. The Company reported net income of $36,000 or less than $0.01 per share for the first quarter of 2004, which compares to a net loss of $(0.3) million or $(0.02) per share for the first quarter of 2003.

The Company reported a net loss available to common shareholders of $(2.4) million or $(0.16) per share for the first quarter of 2004, which compares to a net loss of $(2.7) million or $(0.17) per share for the first quarter of 2003. The net loss available to common shareholders includes non-cash charges for dividends and accretion related to the Company's preferred securities of $(0.16) per share and $(0.15) per share in the first quarter of 2004 and 2003, respectively.

Caution Concerning Forward-Looking Statements
---------------------------------------------

This document includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the ability of the MSV Joint Venture, IQStat and Miraxis to finance and implement their business plans and our ability to manage the costs and growth of these businesses. Additional factors are detailed in the documents filed by the Company with the Securities and Exchange Commission including but not limited to those contained under the Risk Factors section of the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission on March 30, 2004. The Company assumes no obligation to update any such forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements or for prospective events that may have a retroactive effect.



                           Financial Statements follow

                                     SkyTerra Communications, Inc.
                                 Consolidated Statements of Operations
                                    (In thousands except share data)

                                                                    Three Months Ended March 31,
                                                                  --------------------------------
                                                                      2004              2003
                                                                  --------------   ---------------
Revenues                                                                   $817               $--
Cost of revenues                                                            748                --
                                                                  --------------   ---------------
   Gross profit                                                              69                --
Expenses:
   Selling, general and administrative                                    1,764             1,852
   Depreciation and amortization                                             15                 7
                                                                  --------------   ---------------
     Total expenses                                                       1,779             1,859
                                                                  --------------   ---------------
Loss from operations                                                     (1,710)           (1,859)
Interest income, net                                                      2,161             1,509
Loss on investments in affiliates                                          (151)              (99)
Other income (expense), net                                                  36                (5)
Minority interest                                                          (300)             (269)
                                                                  --------------   ---------------
Income (Loss) before discontinued operations                                 36              (723)
Gain from wind-down of discontinued operations                               --               454
                                                                  --------------   ---------------
Net income (loss)                                                            36              (269)
   Cumulative dividends and accretion of convertible
      preferred stock to liquidation value                               (2,461)           (2,399)
                                                                  --------------   ---------------
Net loss attributable to common stockholders                            $(2,425)          $(2,668)
                                                                  ==============   ===============
Basic and diluted (loss) earnings per share:
  Continuing operations                                                 $ (0.16)           $(0.20)
  Discontinued operations                                                    --              0.03
                                                                  --------------   ---------------
     Net loss per share                                                 $ (0.16)           $(0.17)
                                                                  ==============   ===============
Basic weighted average common shares outstanding                     15,063,807        15,979,281
                                                                  ==============   ===============



                                        SkyTerra Communications, Inc.
                                      Consolidated Balance Sheets Data
                                               (In thousands)

                                                               March 31,           December 31,
                                                                 2004                 2003
                                                           -----------------    ------------------
Cash, cash equivalents, and
    short-term cash investments                                  $26,197               $28,692
Note receivable from Verestar, Inc.                                2,500                 2,500
Total current assets                                              30,950                32,477
Notes receivable from Mobile Satellite Venture, L.P.              64,189                62,638
Investments in affiliates                                          2,952                 2,769
Total assets                                                      98,294                98,099
Total liabilities                                                  5,657                 6,066
Minority interest                                                 12,767                12,467
Series A convertible preferred stock                              82,643                80,182
Stockholders' deficit                                             (2,773)                 (616)

